Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Innovator ETFs Trust and to the use of our report dated January 27, 2017 on the financial statements and financial highlights of the Innovator IBD® 50 ETF, a series of Innovator ETFs Trust. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 7, 2017